UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to Rule 14a-12

Rithm Capital Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 11, 2024
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Rithm Capital Corp. (the “Annual Meeting”) to be held at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, New York 10001, on May 23, 2024, at 8:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING. Let me urge you to vote today by Internet, by telephone or by completing, signing and returning your proxy card in the envelope provided.
PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND TO BE ABLE TO VOTE AT THE ANNUAL MEETING: All stockholders may vote electronically at the Annual Meeting. In addition, any stockholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must obtain a legal proxy and a copy of the voting instruction form or other similar evidence of ownership from your broker, bank or other holder of record in order to be able to attend and vote at the Annual Meeting. Follow the instructions from your broker or bank included with the proxy materials or contact your broker or bank to request a legal proxy form.
Sincerely,
/s/ Michael Nierenberg

Michael Nierenberg
Chief Executive Officer, President and Chairman of the Board of Directors

RITHM CAPITAL CORP.
NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Rithm Capital Corp.:
The annual meeting of stockholders (the “Annual Meeting”) of Rithm Capital Corp., a Delaware corporation, will be held at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, New York 10001, on May 23, 2024, at 8:00 a.m., Eastern Time. The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:
(i)
a proposal to elect three Class II nominees to our Board of Directors to serve until the 2027 annual meeting of stockholders and until their successors are elected and duly qualified;

(ii)
a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024;

(iii)
a proposal to approve (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials; and

(iv)
any other business that may properly come before the Annual Meeting or any adjournment of the annual meeting.

Stockholders of record at the close of business on the record date, April 2, 2024, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also vote by telephone or by Internet by following the instructions provided on the proxy card. Whether or not you plan to attend the Annual Meeting, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting in person, you may withdraw your proxy and vote in person during the meeting, if you so choose.
By Order of the Board of Directors,
/s/ Philip Sivin

Philip Sivin
Chief Legal Officer and Secretary
799 Broadway, 8th Floor
New York, New York 10003
April 11, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2024:
The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K
are available on the section captioned “Investors” on our website at
www.rithmcap.com.

i

RITHM CAPITAL CORP.
799 Broadway, 8th Floor,
New York, New York 10003

PROXY STATEMENT

For the 2024 Annual Meeting of Stockholders to be Held on May 23, 2024
This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting of Stockholders are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors”) of Rithm Capital Corp., a Delaware corporation, for use at the Annual Meeting of Stockholders of Rithm Capital Corp. (“Annual Meeting”) to be held on May 23, 2024 and any adjournments or postponements thereof. “We,” “our,” “us,” the “Company,” “Rithm” and “Rithm Capital” each refers herein to Rithm Capital Corp. The mailing address of our executive office is 799 Broadway, 8th Floor, New York, New York 10003. Our proxy materials, including this Proxy Statement, the accompanying proxy card and Notice of Annual Meeting of Stockholders, or the Notice of Internet Availability of Proxy Materials (the “Internet Notice”), if applicable, are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 11, 2024.
At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy materials other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
Matters to be considered at the Annual Meeting
At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:
(i)
a proposal to elect three Class II nominees to our Board of Directors to serve until the 2027 annual meeting of stockholders and until their successors are elected and duly qualified;

(ii)
a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024;

(iii)
a proposal to approve (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials; and

(iv)
any other business that may properly come before the Annual Meeting or any adjournment of the annual meeting.

GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on the record date, April 2, 2024, and will provide reimbursement for the cost of forwarding the materials.
Stockholders Entitled to Vote
As of the record date, April 2, 2024, there were outstanding and entitled to vote 483,863,069 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on the record date, April 2, 2024, are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.
Stockholder of Record.   If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by the Company.
Street Name Holders.   If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials will be or have been forwarded to you by your bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker.
Required Vote
A quorum will be present if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote are present, in person or represented by proxy, at the Annual Meeting. If you have returned a valid proxy card, or if you hold your shares in your own name as holder of record and attend the Annual Meeting in person, your shares will be counted as present for the purpose of determining whether there is a quorum. Abstentions and broker “non-votes” (as described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
If a quorum is not present, the Annual Meeting may be adjourned by the affirmative vote by holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting until a quorum has been obtained.
For the election of the nominees to our Board of Directors, the affirmative vote by holders of a plurality of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors is sufficient to elect the nominees if a quorum is present. The affirmative vote by holders of a majority of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve (i) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and (ii) the compensation of our named executive officers on a non-binding advisory basis.
Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the New York Stock Exchange (the “NYSE”) rules from voting on a particular matter. Under the NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. With respect to the Annual Meeting, brokers who do not receive instructions are not entitled to vote on (i) the election of directors or (ii) the approval (on a non-binding advisory basis) of the compensation of our named executive officers.
However, brokers who do not receive instructions are entitled to vote uninstructed shares on the ratification of the appointment of the independent registered public accounting firm.
A stockholder with voting power (whether as a beneficial owner of shares, a designated proxy holder or a broker with discretionary authority to vote shares) who is present, in person or represented by proxy, has the discretion to abstain from voting on a proposal or to “withhold” a vote for a director nominee. A vote “withheld” from a director nominee or a broker non-vote on a director nominee will not affect the outcome of the election of directors. Abstentions will have the same effect as a vote “against” and broker non-votes will not affect the outcome of each of (i) the proposal for the appointment of the independent registered public accounting firm and (ii) the proposal to approve (on a non-binding advisory basis) the compensation of our named executive officers.
Voting Instructions
Stockholders of Record.   If you are a stockholder of record, you may instruct the proxies to vote your shares by telephone, by Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person during the Annual Meeting.
If the enclosed proxy card is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy card unless it is properly revoked prior thereto. If no specification is made on the proxy card as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:
(i)
FOR the election of the three Class II nominees to our Board of Directors to serve until the 2027 annual meeting of stockholders and until their successors are elected and duly qualified;

(ii)
FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

(iii)
FOR the approval (on a non-binding advisory basis) of the compensation of our named executive officers as described in the accompanying material; and

(iv)
in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.
Street Name Holders.   If you are a street name holder, you will receive instructions from your bank or broker that you must follow to be able to attend the Annual Meeting or to have your shares voted at the Annual Meeting.
As described above, if you are a beneficial owner of shares held in street name and do not provide the broker that holds your shares with specific voting instructions then, under applicable rules, the broker that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that broker will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.
Right to Revoke Proxy
Stockholders of Record.   If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:
•
send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Philip Sivin, at Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003;

•
sign, date and mail a new proxy card to our Secretary;

•
dial the number provided on the proxy card and vote again;

•
log onto the Internet site provided on the proxy card and vote again; or

•
attend the Annual Meeting and vote your shares in person.

Street Name Holders.   If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.
Copies of Annual Report to Stockholders
A copy of our Annual Report on Form 10-K for our most recently completed fiscal year, which has been filed with the Securities and Exchange Commission (the “SEC”), will be mailed to stockholders entitled to vote at the Annual Meeting who have elected to receive a hard copy of the proxy materials and is also available without charge to stockholders upon written request to: Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations. You can also find an electronic version of our Annual Report on the “Investors” section of our website (www.rithmcap.com).
Voting Results
Equiniti Trust Company, LLC, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.
Confidentiality of Voting
We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Equiniti Trust Company, LLC, to examine these documents.
Recommendations of the Board of Directors
The Board of Directors recommends a vote:
(i)
FOR the election of the three Class II nominees to our Board of Directors to serve until the 2027 annual meeting of stockholders and until their successors are elected and duly qualified;

(ii)
FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(iii)
FOR the approval (on a non-binding advisory basis) of the compensation of our named executive officers as described in the accompanying material.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
The first proposal is to elect three Class II nominees to our Board of Directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.
Our Bylaws provide that our Board of Directors shall consist of not less than three and not more than nine directors as the Board of Directors may from time to time determine. The number of directors on the Board is currently fixed at six. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms.
Our current Board of Directors is classified as follows:
Class	Term Expiration	Director	Age
Class I	2026	David Saltzman	62
Class II	2024	Kevin J. Finnerty	69
		Michael Nierenberg	61
		Patrice M. Le Melle	65
Class III	2025	Peggy Hwan Hebard	50
		Andrew Sloves	60
The Board of Directors has unanimously proposed Kevin J. Finnerty, Michael Nierenberg and Patrice M. Le Melle as nominees for election as Class II directors. Each of the director nominees currently serves on our Board of Directors. If elected at the Annual Meeting, Messrs. Finnerty and Nierenberg and Ms. Le Melle will hold office until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all executed proxies we receive with no specifications FOR Kevin J. Finnerty, Michael Nierenberg and Patrice M. Le Melle. If any of the nominees becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board of Directors.
Assuming a quorum is present, for the election of the director nominees to our Board of Directors, the affirmative vote by holders of a plurality of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors is sufficient to elect the nominees. Brokers who do not receive instructions are not entitled to vote on the election of directors. A vote “withheld” from a director nominee or a broker non-vote on a director nominee will not affect the outcome of the election of directors.
The Board of Directors recommends that you vote FOR the election of Messrs. Finnerty and Nierenberg and Ms. Le Melle to serve as our Class II directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

Information Concerning Our Directors, Including the Director Nominees
Set forth below is certain biographical information for our directors, including the director nominees, as well as the month and year each person was first elected as one of our directors.
Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board of Directors as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board of Directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and/or thought; and the commitment to devote significant time and energy to service on the Board of Directors and its committees. Of the six members of our Board of Directors, 33% are women and 33% are racially/ethnically diverse.
Kevin J. Finnerty Director since April 2013	Mr. Finnerty has been a member of our Board of Directors since April 2013. Mr. Finnerty has been an employee of Mariner Investment Group since 2005 and is the founding partner of Galton Capital Group, a residential mortgage credit fund manager and a former founder and Managing Partner of Mariner F.I. Capital, an investment company focused on agency-mortgage related strategies. Previously, Mr. Finnerty was a Managing Director at J.P. Morgan Securities Inc., where he headed the Residential Mortgage Securities Department from 1999 to 2005. Prior to joining J.P. Morgan Securities Inc., Mr. Finnerty was a Senior Vice President at Freddie Mac during 1999 and headed the Mortgage-Backed Securities (MBS) Department at Union Bank of Switzerland from 1996 until 1998. Between 1986 and 1996, Mr. Finnerty was with Bear Stearns & Co. Inc., where he was a Senior Managing Director and ultimately headed the MBS Department and served as a member of the board of directors from 1993 until 1996. From August 2005 to May 2019, Mr. Finnerty was a member of the board of Drive Shack Inc. and its Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. From 2009 to 2017, Mr. Finnerty served two four-year terms on the Board of Trustees at Loyola University Maryland, including his time as Chairman of their endowment Investment Committee. Mr. Finnerty graduated from St. John’s University with a B.S. in Communication Arts and a minor in Economics. Mr. Finnerty’s mortgage-related securities and finance knowledge, expertise and experience led the Board of Directors to conclude that Mr. Finnerty should serve as a director.
Peggy Hwan Hebard Director since January 2023	Ms. Hebard has been a member of our Board of Directors since January 2023. Ms. Hebard has served as the Chief Financial Officer and Chief Operating Officer at the Children’s Museum of Manhattan since April 2021. Additionally, from September 2018 through April 2021, Ms. Hebard served as a director of Turning Point Brands (NYSE: TPB), where she served on the Audit and Compensation committees and led a special committee overseeing strategic mergers and acquisitions. Ms. Hebard’s prior work experience included 14 years as a Senior Advisor to the Executive Office and the Director’s Office at The Metropolitan Museum of Art from August 2007 through April 2021. Prior to Ms. Hebard’s role at The Metropolitan Museum of Art, she was a debt ratings analyst at Standard & Poor’s focusing on cruise line and gaming companies, an investment banker at Credit Suisse First Boston focusing on retail and consumer products companies, a consultant at PwC working with companies in the financial services industry and an auditor at Coopers & Lybrand. Ms. Hebard has an M.B.A. from the Yale School of Management, a master’s degree in museum studies from Johns Hopkins and a B.S. from the Wharton School at the University of Pennsylvania. Ms. Hebard holds the CFA and CPA designations. Ms. Hebard’s finance and accounting knowledge and public company and strategic transaction experience led the Board of Directors to conclude that Ms. Hebard should serve as a director.
Patrice M. Le Melle Director since November 2021	Ms. Le Melle has been a member of our Board of Directors since November 2021. Ms. Le Melle is currently Associate General Counsel at Columbia University. Ms. Le Melle joined Columbia University in this role in 2008, practicing in the areas of government, general contracts, privacy and data security, sponsored research and real estate. Previously, she served as an Administrative Law Judge for the New York Department of State and as Deputy Secretary of State and Counsel to the Secretary of the State of New York. In these roles, Ms. Le Melle was crucial to providing management and legal advice and services to the Department of State operations. Ms. Le Melle began her career as an Associate in the corporate group at the law firm Richards O’Neil, followed by a position as First Deputy General Counsel of the Off-Track Betting Corporation. Ms. Le Melle obtained her J.D. from Rutgers-Newark Law School where she was an editor of the Rutgers Law Review. Prior to attending law school, she received her B.A. from Yale University. Ms. Le Melle’s government, corporate governance and data & privacy experience led our Board of Directors to conclude that Ms. Le Melle should serve as a director.
Michael Nierenberg Chairman of the Board since May 2016; Director since November 2013	Mr. Nierenberg has been a member of our Board of Directors since November 2013 and Chairman of the Board since May 2016. Mr. Nierenberg was appointed as our Chief Executive Officer and President on November 13, 2013. From November 2013 until June 2022, Mr. Nierenberg served as a Managing Director at Fortress (as defined below), our Former Manager. From December 2020 until June 2022, Mr. Nierenberg also served as Chief Executive Officer and Chairman of the board of Fortress Capital Acquisition Corp., and, from January 2021 until June 2022, as a member of its Audit and Compensation Committees. Prior to becoming Chief Executive Officer of Rithm Capital, Mr. Nierenberg served as a Managing Director and head of Global Mortgages and Securitized Products at Bank of America Merrill Lynch. Mr. Nierenberg joined Bank of America Merrill Lynch in November 2008 from JP Morgan, where he was head of Global Securitized Products and a member of the management committee of the investment bank. Prior to his tenure at JP Morgan, Mr. Nierenberg held a range of senior leadership positions during fourteen years with Bear Stearns & Co. Inc., including Head of Interest Rate and Foreign Exchange Trading Operations, Co-Head of Structured Products and Co-Head of Mortgage-Backed

Securities Trading. From 2006 to 2008, he was a member of Bear Stearns’s Board of Directors. Mr. Nierenberg spent seven years at Lehman Brothers prior to joining Bear Stearns and was instrumental in building the company’s adjustable-rate mortgage business. Mr. Nierenberg’s knowledge, skill, expertise and experience as described above led the Board of Directors to conclude that Mr. Nierenberg should serve as a director.
David Saltzman Director since April 2013	Mr. Saltzman has been a member of our Board of Directors since April 2013. Mr. Saltzman is a co-founder of The Atria Institute, and was previously a Partner of Two Sigma Investments, where he served from 2017 until 2021. Mr. Saltzman was the Executive Director of The Robin Hood Foundation from 1989 until 2016, and currently serves on its board of directors. Prior to joining Robin Hood, Mr. Saltzman served as the Special Assistant to the President of the Board of Education of the City of New York for three years. Before working at the Board of Education, he ran AIDS education programs for the New York City Department of Health. Mr. Saltzman began his career in public service working with homeless families for the Human Resources Administration of the City of New York, the city’s Department of Social Services. Mr. Saltzman earned a Master’s of Public Policy and Administration from Columbia University and a Bachelor’s degree from Brown University. In 2001, Mr. Saltzman was named as one of Time Magazine’s 100 Innovators. Mr. Saltzman’s knowledge, skill, management expertise and experience as described above led the Board of Directors to conclude that Mr. Saltzman should serve as a director.
Andrew Sloves Director since June 2016	Mr. Sloves has been a member of our Board of Directors since June 2016. Mr. Sloves is currently a trader at Isaak Bond Investments. Previously, Mr. Sloves was a Managing Director of JP Morgan Securities from 2008 to 2015, where he was the head of west coast Securitized Product Sales. Prior to his tenure at JP Morgan Securities, Mr. Sloves was a Senior Managing Director of Bear Stearns & Co. Inc. from 1993 to 2008. Mr. Sloves is currently a director of Nonstop Administration and Insurance Services, Inc., a privately held company. Mr. Sloves currently serves as a member of the board of directors of Temple Shalom of the South Bay, and as a member of the board of trustees of Rolling Hills Preparatory School, where he also serves as a member of the Finance Committee. Mr. Sloves holds a Bachelor’s degree from Pomona College. Mr. Sloves’ knowledge, skill, expertise in finance and experience as described above led the Board of Directors to conclude that Mr. Sloves should serve as a director.
Compensation of Directors
Our independent directors are paid in two principal ways: an annual cash retainer and an annual award of shares of our Common Stock.
Our independent directors are paid a total annual fee of $275,000 in two semi-annual installments — (i) $150,000 in shares of our Common Stock issued based on the fair market value of shares of such Common Stock on the date of issuance and paid on the first business day after each annual stockholders’ meeting and (ii) $125,000 of fees paid in December in cash, or, at the election of the relevant director, by issuance of shares of our Common Stock, based on the value of such Common Stock at the date of issuance. In addition, an annual fee of $20,000 is paid to the chairperson of each of the Audit Committee and the

Compensation Committee, and an annual fee of $10,000 is paid to the chairperson of each of the Nominating and Corporate Governance Committee and the Mortgage Regulatory Compliance Committee. Such chairperson fees are paid in two semi-annual installments, at the same time as the payments of the directors’ annual fee — (i) half in shares of our Common Stock issued based on the fair market value of shares of such Common Stock on the date of issuance and paid on the first business day after each annual stockholders’ meeting and (ii) half paid in December in cash, or at the election of the relevant director, by issuance of shares of our Common Stock, based on the value of such Common Stock at the date of issuance.
We do not separately compensate our affiliated directors. All members of our Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors.
Director Compensation Table for 2023
Name	Fees Earned or Paid in Cash(4)	Stock Awards	Option Awards(5)	Total
Kevin J. Finnerty	$130,000	$155,001	—	$285,001
Peggy Hwan Hebard(1)	$135,000	$151,995	—	$286,995
Patrice M. Le Melle	$125,000	$150,001	—	$275,001
Pamela F. Lenehan(2)	—	$128,179	—	$128,179
David Saltzman	$135,000	$160,001	—	$295,001
Andrew Sloves(3)	$130,000	$155,001	—	$285,001

(1)
Our Board appointed Ms. Hebard as the chairperson of the Audit Committee beginning May 25, 2023.

(2)
Ms. Lenehan’s term expired at our Annual Meeting of Stockholders held on May 25, 2023. Ms. Lenehan did not stand for re-election. Ms. Lenehan served as the chairperson of the Audit Committee until May 25, 2023.

(3)
For 2023, Mr. Sloves elected to receive all of his compensation for his service as a director in the form of shares of our Common Stock in lieu of cash.

(4)
Each director may elect to receive their respective $125,000 of fees paid in cash and, as applicable, the half of their chairperson fees paid in cash by issuance of shares of our Common Stock instead.

(5)
As of December 31, 2023, other than 1,000 options held by each of Ms. Le Melle and Mr. Sloves. None of our non-employee directors held any option awards or unvested stock awards.

Director Stock Ownership Guidelines
Effective June 30, 2022, our Board implemented stock ownership guidelines for directors, which require each non-employee director to accumulate and hold stock valued at four times the annual cash retainer. Until such ownership level is achieved, non-employee directors must retain at least 50% of the net-after-tax shares awarded from equity compensation.
Determination of Director Independence
At least a majority of the directors serving on the Board of Directors must be independent. For a director to be considered independent, our Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. Our Board of Directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the NYSE listing rules. Under the categorical standards, a director will not be independent if:
(i)
within the preceding three years: (a) the director was employed by the Company; (b) an immediate family member of the director was employed by the Company as an executive officer; (c) the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company or any controlled affiliate (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (d) the director was employed by or affiliated with the independent registered public accounting firm of the Company; (e) an immediate family member of the director was employed by the independent registered public accounting firm of the Company as a partner, principal or manager; or (f) an executive officer of the Company was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or
(ii)
he or she is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company is the greater of $1 million or two percent of such other company’s consolidated gross annual revenues.

Whether directors are considered independent under these categorical independence tests and all other relevant facts and circumstances is reviewed and made public annually prior to our annual meeting of stockholders. The Board of Directors has determined that each of Mses. Hebard and Le Melle and Messrs. Finnerty, Saltzman and Sloves are independent for purposes of NYSE Rule 303A and that each such director has no material relationship with the Company. In addition, the Board of Directors had determined that Ms. Lenehan, who served on our Board until May 25, 2023, was independent for purposes of NYSE Rule 303A and had no material relationship with the Company.
Statement on Corporate Governance
We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors (in accordance with the rules of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed entirely of independent directors.
We have adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Ethics for Principal Executive Officers and Senior Financial Officers, which together delineate our standards for our officers and directors and our employees. We make available, free of charge through a link on our website under the “Investors” section, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for Principal Executive Officers and Senior Financial Officers, our Corporate Governance Guidelines, our Regulation FD Policy, our Accounting and Auditing Whistleblower Policy and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Our website address is www.rithmcap.com. You may also obtain these documents by writing to the Company at 799 Broadway, 8th Fl, New York, NY 10003, Attention: Investor Relations.
As mentioned above, our Board of Directors has adopted a Code of Business Conduct and Ethics, which is available on our website, that applies to all employees and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.
The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. The Company intends to disclose any changes in or waivers from either code applicable to the Company’s executive officers or directors by posting such information on our website.
The Company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. Mr. Nierenberg serves as our Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that having Mr. Nierenberg serve as both Chief Executive Officer and Chairman is an appropriate, effective and efficient leadership structure, and has determined that combining the Chief Executive Officer and Chairman roles provides for clear accountability and leadership responsibility and facilitates effective decision-making and a cohesive corporate strategy. The Board of

Directors periodically reviews its leadership structure. The Company does not have a lead independent director; however, an independent director presides over the executive sessions. For additional information, see “Executive Sessions of Non-Management Directors.”
Succession Planning
The Board is responsible for planning for succession to the position of Chief Executive Officer, as well as certain other senior management positions. The Nominating and Corporate Governance Committee shall develop and recommend to the Board for approval succession plans for the Chief Executive Officer and certain other senior management positions. To assist the Nominating and Corporate Governance Committee, the Chief Executive Officer shall periodically provide the Nominating and Corporate Governance Committee with an assessment of persons considered potential successors to the Chief Executive Officer and other senior management positions.
Environmental and Social Responsibility
We believe in championing our customers, employees and communities through empowerment as well as action. We are committed to conducting operations and activities in a sustainable manner and continually aim to find new ways to reduce our carbon footprint. For example, at all of our operating companies, we encourage our colleagues and customers to “go green” or paperless where applicable, we provide our customers with opportunities to learn about conserving energy in their homes and we use technology to digitally streamline the loan process. In addition, our mortgage company is continuing a successful partnership with One Tree Planted, through which we donate a tree for every customer who switches from paper to electronic statements during Earth Month. We continue to encourage energy conservation, and our mortgage company is committed to reducing waste in our operations. Through its environmentally focused ERG (as defined below), the mortgage company launched a recycling program in one of our largest offices that has been adopted by the building landlord for use by all tenants.
We are committed to making a positive impact on our communities and employees. The understanding that strong communities and high rates of homeownership help communities thrive is integral to our work, and we believe that strong communities are built on a foundation of stable housing. That is why we are committed to supporting first-time homebuyers by providing educational resources and grants to help them achieve their dream of homeownership. For example, within our mortgage company, we have an Affordable Housing and Equity in Home Ownership (AH&EHO) strategy, which connects our business model to our corporate responsibility mission. These programs aim to expand access to affordable and sustainable mortgage programs, while advancing economic opportunities for low- to moderate-income borrowers and historically disenfranchised communities. Our mortgage company’s affordable housing strategies include:
(i)
an enterprise-wide initiative to formulate and implement affordable housing strategies across each channel;

(ii)
an in-house credit enhancement program, which provides information to borrowers to elevate their credit score at no cost to them;

(iii)
working to expand and deepen engagement with Minority Depository Institutions, mission-focused Community Development Financial Institutions and Small Financial Institutions; and

(iv)
sponsorship support of diverse trade organizations dedicated to the economic advancement of minorities and low-income communities.

Further, outside of our affordable housing initiatives, we maintain various philanthropic initiatives. Rithm’s philanthropic efforts include partnerships with nonprofits such as New York Cares on various educational initiatives, including providing resources to New York City children and students in under-served communities. Our subsidiary, Sculptor Capital Management, Inc. (“Sculptor”) executes its philanthropy through its Sculpting Change initiative, which focuses on activities and contributions to support marginalized women and children, sustainability, economic and educational progress and veterans.

Our mortgage company’s philanthropic arm, Newrez NOW (Neighborhood Outreach Works), helps support the following community service opportunities for our employees:
(i)
Volunteer paid time off;

(ii)
Matching gifts of up to $1,000 per person per year for qualifying charitable giving;

(iii)
Corporate Grants Program focusing on employee-nominated local organizations;

(iv)
A “Community Engagement Council” program at our main office locations that empowers our employees to lead philanthropic giving in their communities; and

(v)
Annual fundraising and campaign opportunities for consumers to engage with our major fundraising campaigns.

We are also committed to diversity and inclusion initiatives, including in senior leadership, recruiting and company events. Rithm continues to advance its diversity and inclusion efforts by, for example, joining Fannie Mae’s Future Housing Leaders initiative as an employer partner and recruiting college students from historically underrepresented groups to paid summer internship opportunities at the firm. Sculptor maintains sponsored affinity networks that support a broad range of ethnicities, genders and culturally diverse groups, and hosts employee and community events. At our mortgage company, we also encourage our employees to participate in and support our employee resource groups (“ERGs”), which are employee-led empowering spaces designed to heighten awareness, engage allies and champion broader Diversity, Equity and Inclusion initiatives for ERG members and our mortgage company. Our mortgage company’s current ERGs include the following:
(i)
BOLD — African Americans and People of Color;

(ii)
DREAM Alliance — Women in Business and allies;

(iii)
Environmental Council — Environment Awareness & Sustainability;

(iv)
Mezcla Calibre — Hispanic & LatinX;

(v)
PRIDE — LGBTQ+ Community;

(vi)
Pro$per — Financial Wellness;

(vii)
Military Veterans Group — Active Military, Veterans, Allies and families; and

(viii)
Thrive — Mental, Physical and Emotional Health.

We and our subsidiary, Sculptor, also incorporate climate risk and environmental, social and governance (“ESG”) considerations over the investment lifecycle, viewing such considerations as a key component in underwriting and risk monitoring across investment disciplines. 100% of Sculptor’s invested capital is covered by its ESG policy. Additionally, Sculptor is signatory to, and seeks to align its ESG investment practices with, the tenets set out by the United Nations Principles for Responsible Investment. Sculptor also conducts ongoing ESG quarterly monitoring and regular committee reviews and database training.
Hedging Policy
Pursuant to our policies and procedures for transacting in Company securities, including our Insider Trading Compliance Policy, all of our directors, executive officers and employees are prohibited from engaging in any transaction intended to hedge or minimize losses in the Company’s securities, including engaging in transactions in puts, calls or other derivatives of the Company’s securities or short-selling the Company’s securities.
Board and Committee Meetings
During the year ended December 31, 2023, our Board of Directors held 13 meetings of the Board. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has four standing committees: the Audit Committee, the

Compensation Committee, the Nominating and Corporate Governance Committee and the Mortgage Regulatory Compliance Committee. During 2023, the Audit Committee met five times, the Compensation Committee met two times, the Nominating and Corporate Governance Committee met one time and the Mortgage Regulatory Compliance Committee met four times. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy. All of our then-current directors attended our annual meeting of stockholders in 2023.
Audit Committee.   Our Board of Directors has a standing Audit Committee composed entirely of independent directors. The current members of the Audit Committee are Ms. Hebard (Chairperson) and Messrs. Finnerty and Sloves, each of whom has been determined by our Board of Directors to be independent in accordance with the NYSE listing rules and the SEC’s audit committee independence standards. Ms. Lenehan served as the Chairperson of the Audit Committee until her term expired on May 25, 2023. Ms. Hebard was appointed as the Chairperson of the Audit Committee on May 25, 2023. The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board’s oversight of the following: (a) the integrity of the Company’s financial statements, earnings releases, the disclosures under the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Forms 10-K and 10-Q and significant accounting policies; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s internal audit function and the appointment, compensation, performance and retention of the Company’s independent registered public accounting firm. The Audit Committee operates pursuant to a charter, which is available on our website, www.rithmcap.com. You may also obtain a copy of the charter by writing to the Company at 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations.
The Board of Directors has determined that Ms. Hebard, our Audit Committee Chairperson, qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC, and as noted above, our Board of Directors has determined that Ms. Hebard is independent under NYSE and SEC standards.
Compensation Committee.   The members of the Compensation Committee are Ms. Hebard and Messrs. Finnerty, Saltzman (Chairperson) and Sloves, each of whom has been determined by our Board of Directors to be independent in accordance with the NYSE listing rules. The responsibilities of the Compensation Committee include, but are not limited to, the following: (a) overseeing the design of our executive compensation programs, policies and practices; (b) determining the types and amounts of compensation for our named executive officers; (c) administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company; (d) making recommendations to our Board of Directors regarding director compensation; (e) reviewing and discussing with management our compensation discussion and analysis included in our annual proxy statement; and (f) preparing the compensation committee report as required under SEC rules. The charter of the Compensation Committee is available on our website, www.rithmcap.com. You may also obtain a copy of the charter by writing to the Company at 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations.
The compensation paid to our named executive officers during 2023 is discussed under “Compensation Discussion and Analysis” included herein.
Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as being an independent director under the NYSE listing standards and other applicable laws, rules and regulations.
Nominating and Corporate Governance Committee.   Our Board of Directors has a standing Nominating and Corporate Governance Committee composed entirely of independent directors. The current members of the Nominating and Corporate Governance Committee are Ms. Le Melle and Messrs. Finnerty (Chairperson) and Sloves, each of whom has been determined by our Board of Directors to be an independent director in accordance with the NYSE listing rules. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the Board for both election and re-election the individuals qualified to be nominated as directors of the Company and on committees of the Board; (b) advising the Board with respect to Board composition, procedures and committees; (c) advising the Board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on our website, www.rithmcap.com. You may also obtain a copy of the charter by writing to the Company at 799 Broadway 8th Floor, New York, New York 10003, Attention: Investor Relations.
The Nominating and Corporate Governance Committee, as required by the Company’s Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) within the time frames set forth below under “Advance Notice for Stockholder Nominations and Proposals for 2025 Annual Meeting.”
The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company are, taking into account such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the NYSE listing rules.
In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board of Directors and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and other diverse candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. We do not have a formal policy with regard to the consideration of diversity in identifying director-nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.
Board Role in Risk Oversight.   The Company’s risk management is overseen by the Chief Executive Officer and Chief Risk Officer, who receive reports directly from other officers and individuals who perform services for the Company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board of Directors. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. The Board of Directors established the Mortgage Regulatory Compliance Committee as a standing committee of the Board of Directors in 2018 to further assist with risk oversight. The Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Executive Sessions of Non-Management Directors
Executive sessions of the non-management directors occur during the course of the year. “Non-management directors” include all directors who are not officers of the Company. The non-management director presiding at those sessions may rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.
Stockholder Communications with Directors
The Company provides the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board of Directors to provide comments, to report concerns or to ask a question, at the following address:
Rithm Capital Corp.
Attn: Secretary
799 Broadway, 8th Floor
New York, New York 10003
Stockholders may contact the non-management directors (including the director who presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group) at the address above.
All communications received as set forth in the preceding paragraph will be opened by our Legal Department, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE
In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Exchange Act), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.
The Audit Committee operates under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. The Audit Committee’s charter is available on the Company’s website, www.rithmcap.com. The members of the Audit Committee hold executive sessions during the course of the year.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal control over financial reporting and any significant deficiencies or material weaknesses.
The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report on Form 10-K.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable PCAOB requirements and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
The Audit Committee
Peggy Hwan Hebard (Chairperson)
Kevin J. Finnerty
Andrew Sloves

PROPOSAL NO. 2 APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposed Independent Registered Public Accounting Firm
Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal years ended December 31, 2023 and 2022. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.
Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
Assuming a quorum is present, the affirmative vote by holders of a majority of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Brokers who do not receive instructions are entitled to vote on the ratification of the appointment of the independent registered public accounting firm under this proposal no. 2. Abstentions will have the same effect as a vote “against” and broker non-votes will not affect the outcome of this proposal no. 2 for the appointment of the independent registered public accounting firm.
The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.
Principal Accountant Fees and Services
During the most recent two fiscal years, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the audit of annual financial statements, interim review of unaudited quarterly financial information and review of filings with the SEC, audit of internal control over financial reporting, consultation on financial accounting and reporting matters. The following table summarizes the aggregate fees billed for professional services provided to the Company by Ernst & Young LLP for the years ended December 31, 2023 and 2022:
Year	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees	Total Fees
2023	$9,781,200	$342,700	$1,196,136	—	$11,320,036
2022	$7,427,455	$463,000	$886,155	—	$8,776,610
Audit Fees.   Audit fees are fees and out-of-pocket expenses for the consolidated financial statements, including the audit of internal control over financial reporting and the review of the Company’s quarterly reports on Form 10-Q, as well as required audits of certain subsidiaries and required review of SEC filings, including with respect to equity offerings.
Audit-Related Fees.   Audit-related fees include fees for a service and organization control report for a subsidiary and fees for the performance of agreed upon procedures on certain information included within private placement memoranda corresponding to the issuance of collateralized debt and attest services related to servicing operations.
Tax Fees.   Tax fees are related to tax planning, compliance and tax return preparation for the Company and certain subsidiaries.
Ernst & Young LLP also provides audit, audit-related, tax consulting and compliance services to entities that we do not consolidate, including services provided to funds managed by Sculptor, which we acquired on November 17, 2023. During 2023, fees for these services were approximately $9,273,957 for audit fees, $21,000 for audit-related fees and $408,205 for tax fees. These services are provided to, and paid by, the funds managed by Sculptor or other entities we do not consolidate and therefore are not included in the above table.
The Audit Committee has considered all services provided by the independent registered public accounting firm to us and has concluded this involvement is compatible with maintaining the auditors’ independence.
The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in the most recent fiscal year were pre-approved by the Audit Committee. The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

PROPOSAL NO. 3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following proposal, also known as a “say-on-pay” vote, gives our stockholders the opportunity to vote to approve or not approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed below in the section entitled “Executive Compensation” of this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Our Board of Directors and Compensation Committee believe that the overall design and function of the Company’s executive compensation program are appropriate and effective in aligning the interests of the Company, management and the Company’s stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the stockholders of Rithm Capital Corp. advise that they approve the compensation of the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the SEC under Item 402 of Regulation S-K (which disclosure shall include the Compensation Discussion and Analysis, the related compensation tables and related narrative discussion and any other related material included herein).”
Although the vote is non-binding, our Board of Directors and Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will review and consider the outcome of the vote in connection with their ongoing evaluation of the Company’s executive compensation program.
Assuming a quorum is present, the affirmative vote by holders of a majority of the shares of our Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required for approval of this proposal. Abstentions will have the same effect as a vote “against”; failures to vote and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.
The Board of Directors recommends that you vote FOR advisory approval of the resolution set forth above.

EXECUTIVE OFFICERS
The following table shows the names and ages of our executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.
Name	Age	Position
Michael Nierenberg	61	Chairman of the Board, Chief Executive Officer and President
Nicola Santoro, Jr.	55	Chief Financial Officer, Chief Accounting Officer and Treasurer
Philip Sivin	52	Chief Legal Officer and Secretary
Michael Nierenberg is the Chairman of the Board, Chief Executive Officer and President of the Company. For information regarding Mr. Nierenberg, see above under “Proposal No. 1 Election of Directors—Information Concerning Our Directors, Including the Director Nominees.”
Nicola Santoro, Jr. is the Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company. Prior to joining the Company in 2015, Mr. Santoro was employed by FXCM, Inc. from 2012 through September 2015, serving as its Chief Accounting Officer where he was responsible for directing financial reporting, accounting, tax and financial planning activities. From 2005 through 2012, Mr. Santoro was employed by the Financial Guaranty Insurance Company, serving as principal financial officer from 2008. Mr. Santoro is a certified public accountant.
Philip Sivin is the Chief Legal Officer and Secretary for the Company. Mr. Sivin has worked for the Company since 2021, originally as a Managing Director and Senior Counsel in the Private Equity division of Fortress, the Company’s Former Manager. From 2018 through 2021, Mr. Sivin was a Managing Director and Chief Counsel-Credit at Angelo, Gordon & Co, L.P. Prior, Mr. Sivin held a variety of positions, including Senior Managing Director, General Counsel and Chief Financial Officer, and was a member of the Executive Committee of the M.D. Sass Group of Companies. Mr. Sivin practiced law at Sullivan & Cromwell, LLP. Mr. Sivin received a B.S. from Cornell University, a J.D., cum laude, from the University of Pennsylvania Law School and an M.B.A. from Columbia Business School. He also holds the Chartered Financial Analyst designation.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
Our compensation program is designed to align management incentives with the long-term interests of our stockholders. This Compensation Discussion and Analysis provides stockholders with information about our business and performance and our 2023 compensation approach and decisions.
2023 was the start of new chapter for the Company, as we made great strides in achieving our mission of becoming a leading global asset manager, including our acquisition of Sculptor and the diversification of our portfolio.
Key financial accomplishments for our management team during 2023 included:
•
Generated Strong Returns, generating GAAP return on equity (“ROE”) of 9.3% and an Earnings Available for Distribution ROE (“EAD ROE”)(a)(b) of 17.4%;

•
Maintained Strong Book Value, ending the year with a book value of $11.90 per common share(c), after our quarterly dividend payouts;

•
Provided Strong Economic Returns to our Shareholders, generating a total economic return(d) of 7.5%, GAAP Net Income of $533 million and Earnings Available for Distribution (“EAD”)(a) of $997 million;

•
Performed in a Challenging Market, maintaining $1.9 billion of total cash and liquidity through a volatile market; and

•
Delivered Superior Performance on a Relative Basis, generating a total economic return of 7.5%, compared to an average total economic return of 4.0% for similar financial services competitors.

Key strategic accomplishments for our management team during 2023 included:
•
Successfully Completed the Acquisition of Sculptor, enhancing our position as a global asset manager, expanding our capabilities across multi-strategy, real estate and credit platforms and adding $33.0 billion of Assets Under Management(e);

•
Diversified Rithm Capital’s Portfolio, including the acquisition of a $1.4 billion portfolio of consumer loans, demonstrating our Company’s growth into a diversified global asset manager in line with management’s go forward goals for our Company;

•
Announced the Acquisition of Specialized Loan Servicing LLC (“SLS”)(f), significantly expanding our mortgage company’s subservicing and special servicing portfolio;

•
Expanded Rithm Capital’s Global Presence, through the establishment of our London business and the acquisition of Sculptor, including its offices in London and Hong Kong; and

•
Achieved Significant Cost Savings and Efficiencies at our Mortgage Company, including the completion of the conversion to the mortgage company’s proprietary servicing system and the internalization of servicing of approximately $60 billion in unpaid principal balance from third-party servicers to our mortgage company, and reduced corporate expenditures by 25% year over year(g).

(a)
Annex A includes a discussion and reconciliation of non-GAAP financial measures, including EAD, to the most directly comparable GAAP measures.

(b)
GAAP ROE for 2023 represents reported 2023 FY GAAP Net Income divided by average quarterly Common Stockholder’s Equity from 12/31/2022 to 12/31/2023. EAD ROE for the year represents reported 2023 FY EAD divided by average quarterly Common Stockholder’s Equity over the same period.

(c)
Book value per share is based on common shares outstanding of 483,226,239 as of December 31, 2023.

(d)
Total economic return represents Rithm book value change from December 31, 2022 through December 31, 2023, plus common dividends declared during that time, divided by Rithm book value as of December 31, 2022.

(e)
“Assets Under Management” (“AUM”) refers to the assets for which Sculptor provides investment management, advisory or certain other investment-related services. This is generally equal to the sum of (i) net asset value of the funds, (ii) uncalled capital commitments, (iii) total capital commitments for certain real estate funds and (iv) par value of collateralized loan obligations. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions.

(f)
The acquisition of SLS has not yet closed and is expected to close during Q2’24, subject to customary closing conditions.

(g)
Decline in corporate expense refers to expenses to support the mortgage company’s origination and servicing segments.

Our Named Executive Officers for 2023
For the fiscal year ended December 31, 2023, our named executive officers were as follows:
•
Michael Nierenberg, Chief Executive Officer and President;

•
Nicola Santoro, Jr., Chief Financial Officer, Chief Accounting Officer and Treasurer; and

•
Philip Sivin, Chief Legal Officer and Secretary.

Role of the Compensation Committee in Executive Compensation
Our Compensation Committee made all decisions regarding the compensation levels of our named executive officers relating to fiscal year 2023 compensation. It is our Compensation Committee’s responsibility to:
•
oversee the design of our executive compensation programs, policies and practices;

•
determine the types and amounts of compensation for our named executive officers; and

•
review and approve the adoption, termination and amendment of, and to administer and, as appropriate, make recommendations to our Board of Directors regarding, our incentive compensation plans.

Our objective is to provide a market-based executive compensation program tied to performance and aligned with the interests of our stockholders.
Role of the Independent Compensation Consultant
Our Compensation Committee reviews the competitiveness of our executive compensation programs and recent governance trends relating to executive compensation when determining the compensation levels for our named executive officers. To assist the Compensation Committee in this process, our Compensation Committee retained FW Cook as its independent compensation consultant to provide advice on our executive compensation practices. FW Cook does no work for our management team that is not under the Compensation Committee’s purview. Representatives of FW Cook attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. During 2023, the Compensation Committee reviewed the independence of FW Cook using assessment criteria under applicable NYSE rules and concluded the retention of FW Cook did not raise any conflicts of interest.
Role of Executive Officers in Executive Compensation
Prior to our Compensation Committee setting the compensation for our named executive officers, Mr. Nierenberg made recommendations to the Compensation Committee regarding the compensation of Messrs. Santoro and Sivin. Our Compensation Committee took Mr. Nierenberg’s recommendations into account in making its determinations with respect to the compensation payable to Messrs. Santoro and Sivin, but ultimately all determinations with respect to the compensation of all of our named executive officers were made by the Compensation Committee in its sole discretion.

Elements of our Executive Compensation Program
In 2023, our first full year as an internally-managed organization, the Compensation Committee continued the process of establishing an effective executive compensation program built on the following objectives:
•
Attract and Retain the Right Talent. Executive compensation opportunities should be market-competitive to attract and retain highly motivated talent with a performance-driven mindset;

•
Pay for Performance. The majority of each executive’s compensation opportunity should be at-risk and tied to the achievement of short-term and long-term financial and strategic objectives; and

•
Align the Interest of Management with Stockholders. A substantial portion of executive’s total compensation should be in the form of equity-based incentives, subject to multi-year vesting schedules.

The compensation program for our named executive officers consists of an annual base salary, the ability to earn short-term incentive awards, the ability to earn long-term equity incentive awards based on individual and Company performance and the ability to participate in employee benefit plans and programs at the same level and on the same terms that apply to Rithm Capital Corp.’s employees generally. The following is a detailed description of each material element of our compensation program for our named executive officers for the 2023 fiscal year.
Base Salary.   Base salary is a fixed component of compensation for each of our named executive officers. The base salaries for each of our named executive officers were originally set at the time of the internalization of our management function and rebranding of our platform on June 17, 2022 (the “Internalization” and such date, the “Internalization Date”) and are intended to reflect the position, duties and responsibilities of each executive.
The 2023 base salaries for Messrs. Nierenberg, Santoro and Sivin were $1,250,000, $300,000 and $250,000, respectively, unchanged from 2022. The base salaries payable to our named executive officers may be adjusted from time to time based on the executive’s performance and other factors as determined by our Compensation Committee.
Short-Term Incentive Awards.   Our named executive officers are each eligible to receive annual short-term incentive bonus payments from the Company based on annual performance achievements. We consider these short-term incentive bonuses to be “at-risk” compensation.
For 2023, Mr. Nierenberg had a target short-term incentive opportunity equal to $5,000,000, of which he was eligible to earn from 0% to 200% based on performance in three categories: financial, strategic and individual performance:
•
Financial Category (weighted 60%) — The Compensation Committee selected Earnings Available for Distribution (EAD) per Diluted Share as the financial metric because it is a key metric that allows our investors to readily identify and track the operating performance of the assets that form the core of the Company’s activity, compare the core operating results between periods and value our stock. EAD per Diluted Share measures our ability to generate income in a manner accretive to stockholders. Target 2023 EAD per diluted share was aligned with the Company’s internal operating plan established as of the first quarter of 2023. The Compensation Committee established a goal range around target for threshold and maximum payouts; these goals along with actual performance and the corresponding payout were follows:

	Threshold	Target	Maximum	2023 Actual
EAD per Diluted Share	$1.04	$1.30	$1.56	$2.06(a)
Payout (% of Target)	25%	100%	200%	200%

(a)
EAD per Diluted Share is based on 483,716,715 weighted average diluted common shares for the year ended December 31, 2023. Please refer to Annex A for a discussion and reconciliation of EAD and EAD per Diluted Share to the most directly comparable GAAP measures.

Based on the financial performance outlined above, the Compensation Committee determined Mr. Nierenberg earned the maximum (200% of target) for the Financial Category: Financial Category Payout: 200% of target x 60% weighting = 120% of target.
•
Strategic Category (weighted 30%) — In considering the strategic category, the Compensation, Committee considered performance against multiple strategic objectives related to the Company’s continuing evolution of its investment platform with a diverse portfolio of investments and operating companies across the real estate and financial services sectors. Significant accomplishments in 2023 included:

•
Successfully Completed the Acquisition of Sculptor, enhancing our position as a global asset manager, expanding our capabilities across multi-strategy, real estate and credit platforms and adding $33.0 billion of Assets Under Management(a);

•
Diversified Rithm Capital’s Portfolio, including the acquisition of a $1.4 billion portfolio of consumer loans, demonstrating our Company’s growth into a diversified global asset manager in line with management’s go forward goals for our Company;

•
Announced the Acquisition of Specialized Loan Servicing LLC (“SLS”)(b), significantly expanding our mortgage company’s subservicing and special servicing portfolio;

•
Expanded Rithm Capital’s Global Presence, through the establishment of our London business and the acquisition of Sculptor, including its offices in London and Hong Kong; and

•
Achieved Significant Cost Savings and Efficiencies at our Mortgage Company, including the completion of the conversion to the mortgage company’s proprietary servicing system, the internalization of $60 billion in unpaid principal balance of third-party servicing and reduced corporate expenditures by 25% year over year(c).

(a)
“Assets Under Management” (“AUM”) refers to the assets for which Sculptor provides investment management, advisory or certain other investment-related services. This is generally equal to the sum of (i) net asset value of the funds, (ii) uncalled capital commitments, (iii) total capital commitments for certain real estate funds and (iv) par value of collateralized loan obligations. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions.

(b)
The acquisition of SLS has not yet closed and is expected to close during Q2’24, subject to customary closing conditions.

(c)
Decline in corporate expense refers to expenses to support the mortgage company’s origination and servicing segments.

Based on the achievements outlined above, the Compensation Committee determined Mr. Nierenberg earned the maximum (200% of target) for the Strategic Category: Strategic Category Payout: 200% of target x 30% weighting = 60% of target.
•
Individual Category (weighted 10%) — For this category, the Compensation Committee evaluated Mr. Nierenberg’s vision in developing and executing the Company’s business strategy, his leadership in driving the Company’s financial and strategic accomplishments, and, in particular, his instrumental role in successfully closing the Sculptor transaction, which marked a significant milestone in the growth and evolution of Rithm.

Based on the achievements outlined above, the Compensation Committee determined Mr. Nierenberg earned the maximum (200% of target) for the Individual Category: Individual Category Payout: 200% of target x 10% weighting = 20% of target.
Based on the combination of performance across all three categories, the Compensation Committee awarded Mr. Nierenberg his maximum short-term incentive of 200% of target, or $10,000,000.
Each of Messrs. Santoro and Sivin did not have a specific target short-term incentive opportunity amount, and instead were eligible to receive discretionary short-term incentive amounts from the Company based on our Compensation Committee’s determination of their individual performance and the performance of the Company as a whole. Although Messrs. Santoro and Sivin did not have specific financial and strategic goals, the Compensation Committee considered the same financial and strategic performance accomplishments as outlined above for Mr. Nierenberg. In addition, the Compensation Committee considered Mr. Nierenberg’s evaluation of individual performance and recommended short-term incentive for Messrs. Santoro and Sivin. Following a review of all applicable factors by our Compensation Committee, the Compensation Committee awarded the following short-term incentive amounts to Messrs. Santoro and Sivin: Mr. Santoro, $1,100,000; and Mr. Sivin, $937,500.
Long-Term Incentive Awards.   Our named executive officers are eligible to receive long-term equity incentive awards relating to our Common Stock, which are intended to further align the interests of our named executive officers with those of our stockholders generally. As described below, these awards are subject to vesting terms, which include continued employment with the Company for specified periods of time, and in certain cases, the achievement of specified performance criteria.
In February 2023, the Compensation Committee granted equity compensation to our named executive officers, using a combination of time-vesting and performance-vesting restricted stock units. The target grant date fair values of the awards were $8,750,000 for Mr. Nierenberg, $1,250,000 for Mr. Santoro and $250,000 for Mr. Sivin. For Mr. Nierenberg, the target grant date fair value was determined based on the Compensation Committee’s assessment of what would comprise an appropriate target pay opportunity for our CEO and the desire for the majority of the CEO’s pay opportunity to be in the form of long-term incentives. For Messrs. Santoro and Sivin, the grant date fair value was equal to 114% and 33.3%, respectively, of their 2022 short-term incentive awards. Fifty-percent of the target grant date fair value was awarded in time-vesting restricted stock units that vest in three equal installments on February 21 of each of 2024, 2025 and 2026, generally subject to the executive’s continued employment through the applicable vesting date. The remaining 50% of the target grant date fair value was awarded in performance-vesting restricted stock units that are subject to vesting based on the achievement of specified targets relating to the Company’s annual average EAD ROE over a three-year performance period running from January 1, 2023 through December 31, 2025 and generally subject to the executive’s continued employment through the end of the performance period. The performance-vesting restricted stock units may be earned between 0% and 200% of the target value of the award depending on the level of achievement of the EAD ROE targets.
While the long-term equity incentive awards made to Messrs. Santoro and Sivin that were awarded in February 2023 were related to performance in 2022, the grant date value of those awards has been included in the “Summary Compensation Table for 2023” and the “Grant of Plan Based Awards in 2023” table below in accordance with SEC disclosure rules.
Changes for 2024.   For 2024, the Compensation Committee amended Mr. Nierenberg’s employment agreement, re-allocating Mr. Nierenberg’s target pay opportunity by reducing the base salary and target short-term incentive opportunity and increasing the target long-term incentive opportunity. This reallocation is intended to more strongly align Mr. Nierenberg’s compensation with long-term performance and the stockholder experience. Pursuant to the Amended Employment Agreement (as defined below), (i) his base salary was reduced from $1,250,000 to $1,000,000, effective April 1, 2024, (ii) his annual target short-term incentive was reduced from $5,000,000 to $4,000,000, of which he is eligible to earn from 0% to 200% based on performance objectives established by the Compensation Committee, (iii) the target value of his annual time-based equity award was reduced from $4,375,000 to $3,000,000 and (iv) the target value of the annual performance-vesting equity award was increased $4,375,000 to $9,000,000, such that 75% of the target value of Mr. Nierenberg's annual equity award grants will now be in the form of performance-vesting awards. Additionally, the Compensation Committee adjusted the base salary of each of Messrs. Santoro and Sivin to $400,000, effective as of January 1, 2024 in order to bring the salaries of Messrs. Santoro and Sivin in line with other senior employees of our Company.
The Compensation Committee granted equity compensation to Messrs. Santoro and Sivin in February 2024 and to Mr. Nierenberg in March 2024 in connection with performance for the 2023 fiscal year, using a combination of time-vesting and performance-vesting Class B Profits Units of Rithm Capital Management LLC (“RCM”) designated as “Share-Settled Awards.” Awards of Class B Profits Units that are designated as “Share-Settled Awards” will be exchangeable into shares of our common stock in accordance with the terms and conditions set forth in the individual award agreement. These Class B Profits Units are intended to be generally economically equivalent to the time-vesting and performance-vesting restricted stock units granted in 2023, except that they are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, the Class B Profits Units generally only have value if the value of the assets of RCM increases between the issuance of the Class B Profits Units and the date of a book-up event for partnership tax purposes. If the value of the assets of RCM increases sufficiently, the Class B Profits Units are redeemable, subject to the satisfaction of applicable vesting conditions, by the holder for cash, or at our election, on a one-for-one basis into shares of our common stock.
The target grant date fair values of the Class B Profits Units were $12,000,000 for Mr. Nierenberg, $1,100,000 for Mr. Santoro and $312,500 for Mr. Sivin. For Mr. Nierenberg, the target grant date fair value was determined based on the Compensation Committee’s assessment of what would comprise an appropriate target pay opportunity for our CEO and the desire for the majority of the CEO’s pay opportunity to be in the form of long-term incentives. For Messrs. Santoro and Sivin, the grant date fair value was equal to 100% and 33.3%, respectively, of their 2023 short-term incentive awards. For Mr. Nierenberg, 25% of the target grant date fair value, and for Messrs. Santoro and Sivin, 50% of the target grant date fair value was awarded in time-vesting Class B Profits Units that vest in three equal installments on the anniversary of the grant date (which is March 15 for Mr. Nierenberg and February 23 for each of Messrs. Santoro and Sivin) in each of 2025, 2026 and 2027, generally subject to the executive’s continued employment through the applicable vesting date. The remaining 75% for Mr. Nierenberg and 50% for Messrs. Santoro and Sivin of the target grant date fair value was awarded in performance-vesting Class B Profits Units that are subject to vesting based on the achievement of specified annual targets relating to the Company’s EAD ROE over a three-year performance period running from January 1, 2024 through December 31, 2026, and generally subject to the executive’s continued employment through the end of the performance period. For Mr. Nierenberg, the performance-vesting Class B Profits Units may be earned between 0% and 300% of the target value of the award depending on the level of achievement of the annual EAD ROE targets. For Messrs. Santoro and Sivin, the performance-vesting Class B Profits Units may be earned between 0% and 200% of the target value of the award depending on the level of achievement of the annual EAD ROE targets.
While the long-term equity incentive awards made to Messrs. Santoro and Sivin that were awarded in February 2024 were related to performance in 2023, the grant date value of those awards has not been included in the “Summary Compensation Table for 2023” or the “Grant of Plan Based Awards in 2023” table below in accordance with SEC disclosure rules and will instead be included in our proxy statement filed in 2025.
Employee Benefits.   Our named executive officers are generally eligible to participate in the same health, welfare and retirement benefits that apply to the employees of Rithm Capital Corp. generally. We do not sponsor or maintain any defined benefit pension plans or similar arrangements and did not provide any perquisites to our named executive officers in 2023.
Employment Agreements and Offer Letters with our Named Executive Officers
Michael Nierenberg.   We are party to an employment agreement, dated as of June 17, 2022 (the “Original Employment Agreement”), with Mr. Nierenberg, which was amended by the first amendment to employment agreement, dated as of March, 14, 2024 (as amended, the “Amended Employment Agreement”). Pursuant to the Original Employment Agreement, Mr. Nierenberg received a base salary at the annualized rate of $1,250,000 and, for 2023, had an annual short-term incentive amount of $5,000,000 of which he was eligible to earn between 0% and 200% based on various financial, strategic and individual performance metrics determined by our Compensation Committee each year. In addition, for 2023, the Original Employment Agreement specified annual long-term equity incentive awards having a target grant date value of $8,750,000, of which 50% is issued in the form of performance-vesting restricted stock units and 50% is issued in the form of time-vesting restricted stock units. Pursuant to the Amended Employment Agreement, effective April 1, 2024, Mr. Nierenberg will receive a base salary at the annualized rate of $1,000,000 and, beginning in 2024, will have an annual short-term incentive amount of $4,000,000, of which he will be eligible to earn from 0% to 200% based on various financial, strategic and individual performance metrics determined by our Compensation Committee each year. Further, pursuant to the Amended Employment Agreement, beginning in 2024, Mr. Nierenberg will receive annual long-term equity incentive awards having a target grant date value of $12,000,000, of which 75% will be in the form of performance-vesting equity incentive awards and 25% will be in the form of time-vesting equity incentive awards.
In the event of certain qualifying terminations of employment by the Company or Mr. Nierenberg, he will be eligible to receive (i) cash severance equal to two times the sum of his base salary and target annual bonus, (ii) a prorated target bonus for the year of termination, (iii) 18 months of health insurance premiums and (iv) accelerated vesting of any time-vesting awards that would have become vested during the two-year period following the qualifying termination and continuing eligibility to earn a pro-rata portion (based on the period from the beginning of the performance period through the date that is 24 months following such qualifying termination) of any performance-vesting awards granted to him based on actual performance through the end of the original performance period. If the qualifying termination occurs in the 24-month period following a change in control of the Company, any outstanding time-based awards will become fully vested and Mr. Nierenberg will be eligible to earn (without pro-ration) any performance-vesting awards granted to him based on actual performance through the end of the original performance period. Mr. Nierenberg is required to sign a separation and general release agreement in a form and manner satisfactory to the Company in order to receive these severance payments and benefits.
Mr. Nierenberg’s employment agreement further provides that he is subject to certain post-employment non-competition and non-solicitation covenants for a 24-month period following any termination of employment, as well as a covenant not to disclose confidential information.
Nicola Santoro, Jr.   We are party to an offer letter with Mr. Santoro, dated as of August 1, 2022, pursuant to which he receives a base salary at the annualized rate of $300,000. As discussed above, the Compensation Committee adjusted the base salary of Mr. Santoro to $400,000, effective as of January 1, 2024. He is also eligible to receive an annual discretionary short-term incentive award. Mr. Santoro is also subject to a post-employment non-competition covenant for 12 months following his termination of employment as a result of his resignation or a termination by the Company for cause (as defined in the offer letter), certain non-solicitation covenants for 18 months following his termination of employment for any reason and covenants involving confidentiality and proprietary rights.
Philip Sivin.   We are party to an offer letter with Mr. Sivin, dated as of August 1, 2022, pursuant to which he receives a base salary at the annualized rate of $250,000. As discussed above, the Compensation Committee adjusted the base salary of Mr. Sivin to $400,000, effective as of January 1, 2024. He is also eligible to receive an annual discretionary short-term incentive award. Mr. Sivin is also subject to certain non-solicitation covenants for 18 months following his termination of employment for any reason and covenants involving confidentiality and proprietary rights.
Say-on-Pay Vote
At our 2023 Annual Meeting of Stockholders, we held a stockholder advisory vote (the “2023 Say-on-Pay” vote) on the compensation of our named executive officers for the portion of 2022 after the Internalization Date (the “2022 Stub Year”). Our stockholders approved the compensation of our named executive officers, with approximately 91.8 % of the votes cast in favor of our 2023 Say-on-Pay resolution. The Compensation Committee interprets this level of support as an endorsement of our compensation programs and practices, and no changes were made to our executive compensation programs as a result of the 2023 vote outcome. We believe in active engagement with stockholders across a broad range of topics to gain a deeper understanding of the issues important to them, inform our governance and ensure alignment with our stockholders’ interests. Our management team, including the Chairman of the Board, frequently attend investor conferences, host meetings and calls with analysts, investors and ratings agencies, and engage with stewardship teams to gather feedback, including issues relating to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes and direct feedback from stockholders when making future compensation decisions.
Say-on-Frequency Advisory Votes
At our 2023 Annual Meeting of Stockholders, we held a stockholder advisory vote on the frequency of an advisory vote on the compensation of our named executive officers (“say-on-pay” votes). A majority of our stockholders recommended that we hold such say-on-pay vote every year. The Board considered the outcome of this advisory vote and determined that future say-on-pay votes will be conducted every year. The Board will re-evaluate this determination after the next stockholder advisory “say-on-frequency” vote (which will be at the Company’s 2029 annual meeting of the stockholders unless presented earlier).
Tax Considerations
As a general matter, our Compensation Committee considers various tax and accounting implications of our existing and proposed compensation programs. We consider the tax-deductibility of compensation in designing our compensation programs, but it is not our sole consideration. In order to enhance the tax efficiency of our compensation programs and to further the alignment of interests between our named executive officers and us, our Compensation Committee, starting in 2024, may provide for the granting of incentive awards in the form of profits interests.
Clawback Policy
We have adopted the Rithm Capital Corp. Clawback Policy, which is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, covering our executive officers that provides that in the event of a required accounting restatement, the Compensation Committee will seek reimbursement of the portion of any incentive-based compensation that would not have been paid had our financial statements been correctly stated. In addition to the recovery of incentive-based compensation mandated by the SEC, our recoupment policy also provides the Compensation Committee with the discretion to recoup any time-based equity awards from any executive officer if the Compensation Committee determines that the required accounting restatement was at least in part the result of gross misconduct by such executive officer.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the 2023 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2023 Compensation Discussion and Analysis be included in the Proxy Statement for the 2024 Annual Meeting of Stockholders to be filed with the SEC.
The Compensation Committee
David Saltzman (Chairperson)
Kevin J. Finnerty
Peggy Hwan Hebard
Andrew Sloves
Compensation Committee Interlocks and Insider Participation
None.

COMPENSATION TABLES
Summary Compensation Table for 2023
Prior to the Internalization Date on June 17, 2022, our executive officers were employees of FIG LLC (the “Former Manager”), an affiliate of Fortress Investment Group (“Fortress”), which served as our external manager. The Former Manager was solely responsible for determining compensation for those executive officers. Following the Internalization, the executive officers became employees of the Company, and our Compensation Committee became responsible for determining their compensation. The Summary Compensation Table that follows provides information regarding the compensation awarded to each of our named executive officers for 2023 and for the 2022 Stub Year. Our Former Manager previously informed us that it was not able to segregate and identify any portion of the compensation that it awarded to our named executive officers as relating solely to service performed for the Company, because the services performed by our named executive officers prior to the Internalization were not performed exclusively for us, and therefore no compensation information has been included for our named executive officers for any period prior to the Internalization Date.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Nierenberg Chairman of the Board, Chief Executive Officer and President	2023	1,250,000	—	8,749,984	10,000,000	160,039	20,160,023
	2022	653,587	3,750,000	4,999,994	—	110	9,403,691
Nicola Santoro Jr. Chief Financial Officer, Chief Accounting Officer and Treasurer	2023	300,000	1,100,000	1,249,996	—	26,781	2,676,777
	2022	118,318	1,100,000	—	—	99	1,218,417
Philip Sivin Chief Legal Officer and Secretary	2023	250,000	937,500	249,996	—	31,858	1,469,354
	2022	99,432	750,000	—	—	97	849,529

(1)
Because the Class B Profits Units granted to our named executive officers in connection with performance for the 2023 fiscal year were granted in February 2024, SEC disclosure rules do not require that they be reflected in the “Summary Compensation Table for 2023” or the “Grants of Plan-Based Awards in 2023” table for the 2023 fiscal year. We describe these grants in “Compensation Discussion and Analysis—Elements of our Executive Compensation Program” of this proxy statement.

(2)
With respect to each of Messrs. Nierenberg, Santoro and Sivin, the amounts shown in the “Stock Awards” column for 2023 represent the grant of restricted stock units, of which (i) 50% were granted in time-vesting restricted stock units, that vest in three equal installments on February 21 of each of 2024, 2025 and 2026, generally subject to the executive’s continued employment through the applicable vesting date and (ii) 50% were granted in performance-vesting restricted stock units that are subject to vesting based on the achievement of specified targets relating to the Company’s annual average EAD ROE over a three-year performance period running from January 1, 2023 through December 31, 2025 and generally subject to the executive’s continued employment through the end of the performance period. The performance-vesting restricted stock units may be earned between 0% and 200% of the target value of the award depending on the level of achievement of the EAD ROE targets. The amounts shown reflect the grant date fair value of awards made during 2023 as determined pursuant to FASB ASC Topic 718. The fair value of granted awards is determined based on the closing price of the Company’s common stock on the last trading date of prior to the date of the grant of the awards multiplied by the number of restricted stock units granted. The amount shown with respect to the performance-vesting restricted stock units is based on the grant date fair value assuming the target level of performance. The maximum value of performance-vesting restricted stock units granted in 2023 is (i) $8,749,984 for Mr. Nierenberg, (ii) $1,249,995 for Mr. Santoro and (iii) $249,995 for Mr. Sivin. For complete valuation assumptions of the awards, see Note 22 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 20, 2024.

(3)
As discussed above in the Compensation Discussion and Analysis section of this proxy statement, the Non-Equity Incentive Plan compensation for Mr. Nierenberg is based upon a target short-term incentive opportunity equal to $5,000,000, of which he was eligible to earn from 0% to 200%.

(4)
Mr. Nierenberg’s other compensation included a payment of $144,509, representing dividends entitled to be paid on Mr. Nierenberg’s restricted stock awards, which were paid in January 2023 in the form of compensation. Each of our named executive officers received a profit sharing bonus, representing the (i) unvested profit sharing portion of such named executive officer’s 401(k) and (ii) the profit sharing contribution which would have been paid for the 2022 fiscal year if such named executive officer had remained an employee of Fortress. Each of Messrs. Nierenberg’s and Santoro’s profit sharing bonus payment was $15,250, and Mr. Sivin’s profit sharing bonus was $21,369. Each of our named executive officers also received life insurance premiums in the 2023 fiscal year of $281. Messrs. Santoro’s and Sivin’s other compensation additionally includes Company 401(k) matching of $11,250 and $10,208, respectively.
Grants of Plan-Based Awards in 2023
The table below sets forth the plan-based awards granted to our named executive officers in 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Nierenberg	February 21, 2023	—	—	—	—	—	—	459,558	4,374,992
	February 21, 2023	—	—	—	114,890	459,558	919,116	—	4,374,992
	February 21, 2023	—	5,000,000	10,000,000	—	—	—	—	—
Nicola Santoro, Jr.	February 21, 2023	—	—	—	—	—	—	65,651	624,998
	February 21, 2023	—	—	—	16,413	65,651	131,302	—	624,998
Philip Sivin	February 21, 2023	—	—	—	—	—	—	13,130	124,998
	February 21, 2023	—	—	—	3,283	13,130	26,260	—	124,998

(1)
Awards represent performance-vesting restricted stock units that are subject to vesting based on the achievement of specified targets relating to the Company’s annual average EAD ROE over a three-year performance period running from January 1, 2023, through December 31, 2025, and generally subject to the executive’s continued employment through the end of the performance period. The performance-vesting restricted stock units may be earned between 0% and 200% of the target value of the award depending on the level of achievement of the EAD ROE targets.

(2)
Awards represent time-vesting restricted stock units, which vest in three equal installments on February 21 of each of 2024, 2025 and 2026, generally subject to the executive’s continued employment through the applicable vesting date.

(3)
The amounts shown reflect the grant date fair value of awards made during 2023 as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 22 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 20, 2024. The amount shown with respect to the performance-vesting restricted stock units is based on the grant date fair value assuming the target level of performance.

(4)
Because the Class B Profits Units granted to our named executive officers in connection with performance for the 2023 fiscal year were granted in February 2024, SEC disclosure rules do not require that they be reflected in the “Summary Compensation Table for 2023” or the “Grants of Plan-Based Awards in 2023” table for the 2023 fiscal year. We describe these grants in “Compensation Discussion and Analysis—Elements of our Executive Compensation Program” of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End for 2023
The following table provides information about unvested equity awards held by our named executive officers as of December 31, 2023. None of our named executive officers held any stock options as of December 31, 2023.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael Nierenberg	883,908(3)	9,440,137	997,104	10,649,071
Nicola Santoro, Jr.	71,221(4)	760,640	142,442	1,521,281
Philip Sivin	14,243(4)	152,115	28,486	304,230

(1)
Market value is based on $10.68, which was the closing price of a share of our Common Stock on December 29, 2023, which was the last trading day of the year.

(2)
Includes performance-vesting restricted stock units that were granted on February 21, 2023 and the related dividend equivalents, and are subject to vesting based on the achievement of specified targets relating to the Company’s annual average EAD ROE over a three-year performance period running from January 1, 2023, through December 31, 2025, and generally subject to the executive’s continued employment through the end of the performance period. The performance-vesting restricted stock units may be earned between 0% and 200% of the target value of the award depending on the level of achievement of the EAD ROE targets. The amount shown with respect to the performance-vesting restricted stock units is based on the number of shares granted and the market value assuming the maximum level of performance.

(3)
Includes (i) 385,356 unvested shares of restricted stock, which were granted on June 17, 2022, and will vest in equal installments on June 17 of each of 2024 and 2025 and (ii) 498,558 time-vesting restricted stock units granted on February 21, 2023 and the related dividend equivalents, which will vest in equal installments on February 21 of each of 2024, 2025 and 2026, subject to the executive’s continued employment through the applicable vesting date.

(4)
Includes time-vesting restricted stock units that were granted on February 21, 2023 and the related dividend equivalents, that vest in three equal installments on February 21, of each of 2024, 2025 and 2026, generally subject to the continued employment of the executives through the applicable vesting date.

Options Exercised and Stock Vested for 2023
None of our named executive officers exercised any stock options relating to our Common Stock in 2023. The following table provides information about the vesting of stock awards during the fiscal year ended December 31, 2023.
Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Nierenberg	192,678	1,791,905
Nicola Santoro, Jr.	—	—
Philip Sivin	—	—

(1)
Value realized on vesting is based on $9.30, which was the closing price of a share of our Common Stock on June 16, 2023, which was the last trading day prior to the vesting of the restricted stock.

Pension Benefits for 2023
We do not maintain any defined benefit pension plans in which any of our named executive officers participate.
Nonqualified Deferred Compensation for 2023
We do not maintain any nonqualified deferred compensation plans in which any of our named executive officers participate.
Potential Payments upon Termination or Change of Control
As described in the section of this Proxy Statement titled “Executive Compensation—Employment Agreements and Offer Letters with our Named Executive Officers,” Mr. Nierenberg is eligible to receive certain payments and benefits in connection with the termination of his employment without cause or his resignation for good reason (each as defined in his employment agreement) outside of the period that is 24 months following a change in control as well as in connection with the termination of his employment without cause or his resignation for good reason during the 24-month period following a change in control. The following table summarizes the potential payments and benefits to which Messrs. Nierenberg, Santoro and Sivin would be entitled upon the various termination scenarios set forth below assuming the termination occurred on December 31, 2023.
Messrs. Santoro and Sivin were not entitled to receive any cash severance payments or benefits pursuant to each of their respective offer letters in connection with any termination of employment occurring on December 31, 2023.

Michael Nierenberg
	Termination for Cause ($)	Resignation Without Good Reason ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason Not in Connection with Change in Control ($)	Termination Without Cause or Resignation for Good Reason in Connection with Change in Control ($)
Cash Severance	—	—	—	22,500,000(1)	22,500,000(1)
Accelerated Vesting of Equity	—	—	15,973,606(2)	19,332,027(2)	20,089,208(2)
Health Benefits(3)	—	—	—	36,696	36,696

(1)
Cash severance amount includes (i) $10,000,000, representing Mr. Nierenberg’s annual short term incentive award amount based on actual performance, (ii) $2,500,000, representing two times his annual base salary and (iii) $10,000,000 representing two times his annual target cash bonus, each as of December 31, 2023.

(2)
As of December 31, 2023, Mr. Nierenberg held 385,356 unvested restricted shares of our Common Stock, 498,552 unvested time-vesting restricted stock units and 498,552 unvested performance-vesting restricted stock units based on target-level of performance (or, if based on maximum-level of performance, 997,104 unvested performance-vesting restricted stock units). The value of these equity awards is based on a trading price of $10.68, which was the closing price of a share of our Common Stock on December 29, 2023, which was the last trading day prior to his assumed termination date on December 31, 2023. In the case of a termination due to his disability or death, Mr. Nierenberg’s time-vesting restricted stock units and performance-vesting restricted stock units (but not his unvested restricted shares) would become fully vested (with the performance-vesting restricted stock units remaining outstanding and vesting based on actual performance through the end of the original performance period). In the case of a termination without cause or a resignation for good reason not in connection with a change of control, Mr. Nierenberg would receive (i) with respect to his restricted shares, accelerated vesting of those restricted shares that would have become vested during the two-year period following such termination, which would be all 385,356 restricted shares, (ii) with respect to his time-vesting restricted stock units, continuing eligibility to earn a pro-rata portion (based on the number of days elapsed from the grant date through the second anniversary of such termination of employment)of such awards, which would be 474,920 out of 498,552 time-vesting restricted stock units, and (iii) with respect to his performance-vesting restricted stock units, continuing eligibility to earn a pro-rata portion (based on the number of days elapsed from the grant date through the second anniversary of such termination of employment), which would be, assuming target-level of performance, 474,920 out of 498,552 performance-vesting restricted stock units of such awards based on actual performance through the end of the original performance period (or, if based on maximum-level of performance, 949,839 out of 997,104 performance-vesting restricted stock units). If the termination of employment occurred in the 24 months following a change of control, all of Mr. Nierenberg’s outstanding equity awards would become fully vested, with his performance-vesting restricted stock units vesting based on actual performance as of the change in control date. For purposes of this table, we have assumed that the actual-level of performance achieved with respect to all performance-vesting restricted stock units was the maximum-level of achievement.

(3)
In the case of a termination without cause or a resignation for good reason not in connection with a change of control or in the case of Termination Without Cause or Resignation for Good Reason in Connection with Change in Control, Mr. Nierenberg would receive 18 months of health insurance premiums. The amount of $36,696 included reflects the $24,464 premium for the fiscal year 2024, pro-rated for an 18-month period.

Nicola Santoro, Jr.
	Termination for Cause ($)	Resignation Without Good Reason ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason Not in Connection with Change in Control ($)	Termination Without Cause or Resignation for Good Reason in Connection with Change in Control ($)
Cash Severance	—	—	—	—	—
Accelerated Vesting of Equity	—	—	2,281,921(1)	2,173,753(1)	2,281,921(1)
Health Benefits	—	—	—	—	—

(1)
As of December 31, 2023, Mr. Santoro held 71,221 unvested time-vesting restricted stock units and 71,221 unvested performance-vesting restricted stock units based on target-level of performance (or, if based on maximum-level of performance, 142,442 unvested performance-vesting restricted stock units). The value of these equity awards is based on a trading price of $10.68, which was the closing price of a share of our Common Stock on December 29, 2023, which was the last trading day prior to his assumed termination date on December 31, 2023. In the case of a termination due to his disability or death, Mr. Santoro’s time-vesting restricted stock units and performance-vesting restricted stock units would become fully vested (with the performance-vesting restricted stock units remaining outstanding and vesting based on actual performance through the end of the original performance period). In the case of a termination without cause or a resignation for good reason not in connection with a change of control, Mr. Santoro would receive (i) continuing eligibility to earn a pro rata portion (based on the number of days elapsed from the grant date through the second anniversary of such termination of employment) of the time-vesting restricted stock units, which would be 67,845 out of 71,221 time-vesting restricted stock units, and (ii) with respect to his performance-vesting restricted stock units, continuing eligibility to earn a pro-rata portion (based on the number of days elapsed from the grant date through the second anniversary of such termination of employment), which would be, assuming target-level of performance 67,845 out of 71,221 performance-vesting restricted stock units) of such awards based on actual performance through the end of the original performance period (or, if based on maximum-level of performance, 135,690 out of 142,442 performance-vesting restricted stock units). If the termination of employment occurred in the 24 months following a change of control, all of Mr. Santoro’s outstanding equity awards would become fully vested, with his performance-vesting restricted stock units vesting based on actual performance as of the change in control date. For purposes of this table, we have assumed that the actual-level of performance achieved with respect to all performance-vesting restricted stock units was the maximum-level of achievement.
Philip Sivin
	Termination for Cause ($)	Resignation Without Good Reason ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason Not in Connection with Change in Control ($)	Termination Without Cause or Resignation for Good Reason in Connection with Change in Control ($)
Cash Severance	—	—	—	—	—
Accelerated Vesting of Equity	—	—	456,346(1)	434,714(1)	456,346(1)
Health Benefits	—	—	—	—	—

(1)
As of December 31, 2023, Mr. Sivin held 14,243 unvested time-vesting restricted stock units and 14,243 unvested performance-vesting restricted stock units based on target-level of performance (or, if based on maximum level of performance, 28,486 unvested performance-vesting restricted stock units). The value of these equity awards is based on a trading price of $10.68, which was the closing price of a share of our Common Stock on December 29, 2023, which was the last trading day prior to his assumed termination date on December 31, 2023. In the case of a termination due to his disability or death, Mr. Sivin’s time-vesting restricted stock units and performance-vesting restricted stock units would become fully vested (with the performance-vesting restricted stock units remaining outstanding and vesting based on actual performance through the end of the original performance period). In the case of a termination without cause or a resignation for good reason not in connection with a change of control, Mr. Sivin would receive (i) continuing eligibility to earn a pro-rata portion (based on the number of days elapsed from the grant date through the second anniversary of such termination of employment) of those time-vesting restricted stock units that would have become vested during the two-year period following such termination, which would be 13,568 out of 14,243 time-vesting restricted stock units, and (ii) with respect to his performance-vesting restricted stock units, continuing eligibility to earn a pro-rata portion (based on the number of days elapsed from the grant date through the second anniversary of such termination of employment), which would be, assuming target-level of performance, 13,568 out of 14,243 performance-vesting restricted stock units based on actual performance through the end of the original performance period (or, if based on maximum-level of performance, 27,136 out of 28,486 performance-vesting restricted stock units). If the termination of employment occurred in the 24 months following a change of control, all of Mr. Sivin’s outstanding equity awards would become fully vested, with his performance-vesting restricted stock units vesting based on actual performance as of the change in control date. For purposes of this table, we have assumed that the actual-level of performance achieved with respect to all performance-vesting restricted stock units was maximum-level of achievement.

CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, presented below is the total compensation of our median employee, the annual total compensation of our CEO for the 2023 fiscal year and the ratio of those two values:
•
The 2023 annual total compensation of our median employee (other than our CEO), calculated in accordance with Item 402(c) of Regulation S-K, was $64,805;

•
The 2023 annual total compensation of our CEO, Mr. Nierenberg, calculated in accordance with Item 402(c) of Regulation S-K and as reported in the Summary Compensation Table for 2023 in this Proxy Statement, was $20,160,023; and

•
For 2023, the ratio of the annual total compensation of Mr. Nierenberg to the annual total compensation of our median employee was 311 to 1.

This reflects analysis of our global workforce of 6,678 employees as of December 31, 2023, including part-time employees. We did not include independent contractors in our determination. In order to identify our median employee, we reviewed the W-2 Box 1 compensation for all of our United States employees, the estimated amounts of the equivalent compensation measure in Schedule K-1 for our Sculptor service providers who do not receive W-2s and the equivalent compensation measure, converted to United States dollars, in the applicable tax forms for our employees located in the United Kingdom and Hong Kong. This approach was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying our median employee for 2023.
Once we identified our median employee for 2023 using the methodology described above, we determined the median employee’s annual total compensation for 2023 in accordance with the requirements of Item 402(c) of Regulation S-K consistent with the calculation of the 2023 annual total compensation of our CEO as reported in the Summary Compensation Table for 2023 in this Proxy Statement.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use this information in managing our Company.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for 2023 and 2022. As described above, our named executive officers did not receive any compensation from us prior to the Internalization Date and were compensated solely by our Former Manager; accordingly, we do not include disclosure for 2021 and 2020 in this section. Similarly, the executive compensation for 2022 covers only that portion of 2022 included in the 2022 Stub Year. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table for 2023 and 2022, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table for 2023 and 2022.
Pay Versus Performance Table
			Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEOs Named Executive Officers(2)	Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)			Total Stockholder Return(3)	Peer Group Total Stockholder Return(4)	GAAP Net Income (in millions)(5)	EAD ROE(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$20,160,023	$27,656,434	$2,073,066	$2,585,143	$124.3	$84.8	$532.7	17.4%
2022	$9,403,691	$9,126,235	$1,033,973	$1,033,973	$85.4	$73.6	$864.8	11.2%

(1)
For each of 2022 and 2023, our principal executive officer (“PEO”) was Mr. Nierenberg, and our non-PEO named executive officers were Messrs. Santoro and Sivin.

(2)
The amounts in the following table represent the amount of “compensation actually paid” to our PEO and non-PEO named executive officers (as an average), for each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. Under

SEC rules, the amounts shown below were deducted and added, as applicable, to total compensation as included in the “Summary Compensation Table Total” or “Average Summary Compensation Table Total for Non-PEO named executive officers” columns, as applicable, set forth above to determine the “compensation actually paid” for the applicable fiscal year.
	Summary Compensation Table Total	Minus Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus Year-End Fair Value of Equity Awards Granted During Applicable Year(a)	Plus Change in Fair Value (as of year end from prior year end) of Previously-Granted Equity Awards that Remain Unvested at Year End(b)	Plus Change in Fair Value (as of vesting date from prior year end) of Previously-Granted Equity Awards for Which All Applicable Vesting Conditions Were Satisfied During the Covered Fiscal Year(c)	Plus Any Dividends Paid Prior to the Vesting Date of the Underlying Award	Equals Compensation Actually Paid
Michael Nierenberg
2023	$20,160,023	$(8,749,984)	$14,724,238	$967,244	$217,726	$337,187	$27,656,434
2022	$9,403,691	$(4,999,994)	$4,722,538	—	—	—	$9,126,235
Average of Non-PEO Named Executive Officers
2023	$2,073,066	$(749,995)	$1,262,072	—	—	—	$2,585,143
2022	$1,033,973	—	—	—	—	—	$1,033,973

(a)
Represents the fair value as of December 31, 2023 of time-vesting and performance-vesting restricted stock units based on $10.68 per share, which was the closing price of a share of our Common Stock on December 29, 2023, which was the last trading day of the year. The amount shown with respect to the performance-vesting restricted stock units is based on the number of shares granted and the market value assuming the maximum level of performance.

(b)
Represents the change in fair value as of year end from prior year end of 385,356 unvested and outstanding shares of restricted stock held by Mr. Nierenberg as of December 31, 2023. The fair value as of December 31, 2022 is based on $8.17 per share, which was the closing price of a share of our Common Stock on December 30, 2022, which was the last trading day of the year. The fair value as of December 31, 2023 is based on $10.68 per share, which was the closing price of a share of our Common Stock on December 29, 2023, which was the last trading day of the year.

(c)
Represents the change in fair value as of the vesting date of June 17, 2023 from prior year end of 192,678 shares of restricted stock held by Mr. Nierenberg. The fair value as of December 31, 2022 is based on $8.17 per share, which was the closing price of a share of our Common Stock on December 30, 2022, which was the last trading day of the year. The fair value as of the vesting date of June 17, 2023 is based on $9.30 per share, which was the closing price of a share of our Common Stock on June 16, 2023, which was the last trading day prior to the vesting date.

(3)
The Total Stockholder Return assumes $100 invested in our common stock for the period starting December 31, 2021 through December 31 of the applicable year.

(4)
The NAREIT Mortgage REIT index (which was also used in the Company’s Form 10-K filing) was used to calculate the Company’s peer group total stockholder return. The Peer Group Total Stockholder Return assumes $100 was invested in the NAREIT Mortgage REIT index for the period starting December 31, 2021 through December 31 of the applicable year.

(5)
As reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(6)
The EAD ROE metric is a non-GAAP metric. EAD ROE is utilized in our long-term incentive plan but is not a financial measure under GAAP. Please refer to Annex A for a discussion and reconciliation of EAD to the most directly comparable GAAP measure. EAD ROE for the year represents reported 2023 FY EAD divided by average quarterly Common Stockholder’s Equity over the same period.

Description of the Relationship Between Pay and Performance
The following chart sets forth the relationship between compensation actually paid to our PEO and average compensation actually paid to our other named executive officers and Company Total Stockholder Return for 2022 and 2023. Company Total Stockholder Return for 2022 represents Total Stockholder Return for the full fiscal year ending December 31, 2022. Compensation actually paid to our PEO and average compensation actually paid to our other named executive officers for 2022 represent the 2022 Stub Year, covering the period from June 17, 2022 through December 31, 2022.
The following chart sets forth the relationship between compensation actually paid to our PEO and average compensation actually paid to our other named executive officers and GAAP Net Income for 2022 and 2023. GAAP Net Income for 2022 represents GAAP Net Income for the full fiscal year ending December 31, 2022. Compensation actually paid to our PEO and average compensation actually paid to our other named executive officers for 2022 represent the 2022 Stub Year, covering the period from June 17, 2022 through December 31, 2022.
The following chart sets forth the relationship between compensation actually paid to our PEO and average compensation actually paid to our other named executive officers and EAD ROE for 2022 and 2023. EAD ROE for 2022 represents EAD ROE for the full fiscal year ending December 31, 2022. Compensation actually paid to our PEO and average compensation actually paid to our other named executive officers for 2022 represent the 2022 Stub Year, covering the period from June 17, 2022 through December 31, 2022.

The following chart compares our Total Stockholder Return to that of the NAREIT Mortgage REIT Index for 2022 and 2023.

Tabular List of Performance Measures
The following table presents the financial performance measures that the Company considered the most important in linking compensation actually paid to our PEO and our non-PEO named executive officers for 2023 to Company performance. The measures in this table are not ranked.
Most Important Performance Measures
EAD ROE
Economic return
Earnings Available for Distribution
Book value growth
Cost savings
Equity Compensation Plan Information
The following table summarizes the total number of outstanding securities in the incentive plans and the number of securities remaining for future issuance under each plan, as well as the weighted average exercise price of all outstanding securities as of December 31, 2023.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans (excluding Securities Reflected in Column (a)(3)
Equity Compensation Plans Approved by Security Holders:
Amended and Restated Rithm Capital Corp. Nonqualified Stock Option and Incentive Award Plan (“2013 Plan”)	28,657,396	$13.26	—
Rithm Capital Corp. 2023 Omnibus Incentive Plan (“2023 Plan”)	—	—	32,041,375
Total	28,657,396	$13.26	32,041,375
Equity Compensation Plans Not Approved by Security Holders:
None

(1)
Includes (i) 21,471,990 options awarded to the Former Manager prior to the Internalization, (ii) 2,000 options awarded to our directors and (iii) 7,183,406 time-vesting and performance-vesting restricted stock units (assuming the maximum level of performance for the performance-vesting restricted stock units) awarded to our employees, in each case pursuant to the 2013 Plan. Pursuant to SEC guidance, the 386,356 unvested restricted shares held by Mr. Nierenberg as of December 31, 2023 are issued and outstanding shares and are not included in this column.

(2)
Represents the weighted-average exercise price of the options only. The time-vesting and performance-vesting restricted stock units are full-value awards that do not have an exercise price.

(3)
No additional awards will be granted under the 2013 Plan, which was terminated on April 29, 2023 (but awards previously granted under this plan extended beyond this date and survived termination of the 2013 Plan on April 29, 2023). The number of securities remaining available for future issuance under the 2023 Plan is net of an aggregate 125,481 shares of our common stock awarded to our directors and former directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Listed in the following table is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 11, 2024 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors, director nominees and executive officers, both individually and as a group. As of that date, there were 483,863,069 shares of our Common Stock outstanding.
For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
(i)
voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii)
investment power, which includes the power to dispose of, or to direct the disposition of, shares of our Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(2)	45,436,921	9.4%
BlackRock, Inc.(3)	27,642,103	5.7%
Kevin J. Finnerty	305,926	*
Peggy Hwan Hebard	50,604	*
Patrice M. Le Melle(4)	28,234	*
David Saltzman	96,274	*
Andrew Sloves(4)	198,755	*
Michael Nierenberg	1,371,343	*
Nicola Santoro, Jr.	61,885	*
Philip M. Sivin	6,504	*
All directors, nominees and executive officers as a group (8 persons)	2,119,525	*

*
Denotes less than 1%.

(1)
The address of all officers and directors listed above is in the care of Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003.

(2)
The Vanguard Group exercises shared voting power in respect of 160,697 shares of Common Stock; sole dispositive power in respect of 44,770,055 shares of Common Stock; and shared dispositive power in respect of 666,866 shares of Common Stock, each based solely on the Schedule 13G filed with the SEC on February 13, 2024. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
BlackRock, Inc. exercises sole voting power with respect to 25,778,825 shares of Common Stock and sole dispositive power with respect to 27,642,103 shares of Common Stock, each based solely on the Schedule 13G filed with the SEC on January 29, 2024. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are exercisable within 60 days of April 11, 2024: Le Melle — 1,000 and Sloves — 1,000. The percentage for each such individual shown assumes the exercise of all options to acquire shares of our Common Stock held by the individual that are exercisable within 60 days of April 11, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review of Transactions with Related Persons
SEC rules define “transactions with related persons” to include any transaction in which the Company is a participant, the amount involved exceeds $120,000, and in which any “related person,” including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing, has a direct or indirect material interest. The Company adopted a written policy that outlines procedures for approving transactions with related persons, and the independent directors review and approve or ratify such transactions pursuant to the procedures outlined in this policy. In determining whether to approve or ratify a transaction with a related person, the independent directors will consider a variety of factors they deem relevant, such as: the terms of the transaction; the terms available to unrelated third parties; the benefits to the Company; and the availability of other sources for comparable assets, products or services. The independent directors have also adopted standing pre-approvals under the policy for specified categories of transactions.
Other.   Jonathan Nierenberg, an adult child of Michael Nierenberg, the Chief Executive Officer, President and Chairman of the Board of the Company, was employed by the Company on a full-time basis during the year ended December 31, 2023 in a non-executive officer capacity as an investment associate, with a base salary of $150,000, an annual cash bonus for the year ended December 31, 2023 of $300,000 and an equity award grant with a fair value of $50,000. The compensation of Jonathan Nierenberg is comparable to other Company employees at a similar level and was determined in accordance with our standard compensation practices.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR
2025 ANNUAL MEETING
Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2025 annual meeting of stockholders if they are received by the Company on or before December 12, 2024. However, if the 2025 annual meeting date is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely a proposal by the stockholders must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Secretary at 799 Broadway 8th Floor, New York, New York 10003.
In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely,” the Company’s Bylaws require that such proposal must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders. Accordingly, in order for a proposal relating to business to be conducted at our 2024 annual meeting of stockholders to be “timely” under the Company’s Bylaws, it must be received by the Secretary of the Company at our principal executive office no earlier than January 23, 2025 and no later than February 22, 2025. However, in the event that the date of the 2025 annual meeting of stockholders is advanced or delayed by more than 25 days from May 23, 2025, for a proposal by the stockholders to be timely, it must be received not later than the close of business on the 10th day after the earlier of the mailing of the notice of the 2025 annual meeting of stockholders or the day on which public announcement of the date of such meeting is first made by the Company. All director nominations and stockholder proposals, other than stockholder proposals made pursuant to Rule 14a-8, must comply with the requirements of our Bylaws and other applicable SEC rules, including Rule 14a-19 for director nominations, or they may be excluded from consideration at the meeting.

OTHER MATTERS
The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.
ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.rithmcap.com. Such information will also be furnished upon written request to Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations.
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials, including the annual report and proxy statement and the Internet Notice, if applicable, with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers “household” proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Rithm Capital Corp., 799 Broadway, 8th Floor, New York, New York 10003, Attention: Investor Relations or by contacting Investor Relations at (212) 850-7770, and we will deliver promptly a separate set of proxy materials.
Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will also help preserve environmental resources.
Stockholders of Record.   If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
Street Name Holders.   If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
Your election to receive proxy materials by email will remain in effect until you terminate it.
By Order of the Board of Directors,
/s/ Philip Sivin

Philip Sivin
Chief Legal Officer & Secretary
New York, New York
April 11, 2024

ANNEX A: NON-GAAP FINANCIAL MEASURES
The Company has four primary variables that impact its performance: (i) Net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.
“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses on assets held within its investment portfolio and net unrealized gains on MSRs held by its operating companies; (ii) non-cash deferred compensation and non-cash interest expense; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.
The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. The Company also excluded amortization of acquisition premium on Mortgage loans Receivable Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.
Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.
The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

A-1

The table below provides a reconciliation of Earnings Available for Distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):
Year Ended December 31, 2023
Net income attributable to common stockholders	$532,678
Adjustments:
Realized and unrealized losses, net	294,499
Other loss, net	5,974
Non-capitalized transaction-related expenses	47,755
Deferred taxes	116,336
Earnings Available for Distribution	$997,242
Net income per diluted share	$1.10
Earnings available for distribution per diluted share	$2.06
Weighted average number of shares of common stock outstanding, diluted	483,716,715

A-2

Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:JOHN SMITH1234 MAIN STREETAPT. 203NEW YORK, NY 10038INTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have yourproxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-201-299-4446 from foreign countries fromany touch-tone telephone and follow the instructions. Have yourproxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelopeprovided as soon as possible.IN PERSON - You may vote your shares in person by attendingthe Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today via https://equiniti.com/us/ast-accessto enjoy online access.PROXY VOTING INSTRUCTIONSPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x20330300000000001000 2 052324COMPANY NUMBERACCOUNT NUMBERANNUAL MEETING OF STOCKHOLDERS OFRITHM CAPITAL CORP.May 23, 20241. Election of Directors:O Kevin J. FinnertyO Michael NierenbergO Patrice M. Le MelleFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)NOMINEES:NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:The Notice of Meeting, proxy statement, proxy card and Annual Reportare available at http://www.astproxyportal.com/ast/197062. To the approve appointment of Ernst & Young LLP as theindependent registered public accounting firm for Rithm CapitalCorp. for the fiscal year ending December 31, 2024.3. To approve (on a non-binding advisory basis) the compensation ofthe named executive officers as described in the accompanyingmaterials.In their discretion, the proxies are authorized to vote upon such other business as mayproperly come before the Annual Meeting. This proxy when properly executed will be votedas directed herein by the undersigned shareholder. If no direction is made, this proxywill be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3.If no direction is made, this proxy will be voted in the discretion of the proxy holderon any other business not specified above that is properly presented at the AnnualMeeting or postponement thereof.FOR AGAINST ABSTAINMARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

0------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ----------------14475RITHM CAPITAL CORP.799 BroadwayNew York, NY 10003THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Michael Nierenberg and Nicola Santoro, Jr., oreither of them, as proxies, each with full power of substitution, and hereby authorize(s) themto represent and vote, as designated on the reverse side, all the shares of Common Stockof RITHM CAPITAL CORP. held of record by the undersigned on April 2, 2024, at the AnnualMeeting of Stockholders to be held at 8:00 a.m., Eastern Time, on May 23, 2024, atSkadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY, or anyadjournment or postponement thereof.(Continued and to be signed on the reverse side)1.1